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                                                                     Exhibit 23.

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the registration statements listed below of our report dated February 15, 2002, except as to
Note 8 which is as of April 26, 2002, relating to the financial statements which appears in this Current Report on Form 8-K.

On Form S-3:                 Relating to:
------------                 ------------

   File No. 333-75148        United States Steel Corporation Dividend
                             Reinvestment and Stock Purchase Plan

            333-84200        United States Steel Corporation debt securities,
                             preferred stock, depositary shares, common stock and warrants

On Form S-8:                 Relating to:
------------                 ------------

   File No. 033-60667        United States Steel Corporation Parity Investment
                             Bonus

            333-00429        United States Steel Corporation Savings Fund Plan
                             for Salaried Employees

            333-36840        United States Steel Corporation Savings Fund Plan
                             for Salaried Employees

            333-76392        United States Steel Corporation Non-Officer
                             Restricted Stock Plan

            333-76394        United States Steel Corporation 2002 Stock Plan


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 4, 2002